            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 14, 2004 (except for Note 22, as to which the date is June 28, 2004), with respect to the financial statements of ATT Holding Co., and our report dated May 21, 2004 with respect to the financial statements of
National Sales Co., LLC and Global Sales Co., LLC d/b/a Dynamic Design in the
Registration Statement (Form S-4 No. 333-00000) and related Prospectus of Ames
True Temper, Inc. dated August 10, 2004.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
August 9, 2004